UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Sierra Income Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

From: "Proxy Voting – Sierra Income Corporation." <proxyvoting@allianceadvisors.com>
Reply-To: Proxy Voting <proxyvoting@allianceadvisors.com>
Subject: URGENT! Your investment in: Sierra Income Corporation

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 24, 2022

Meeting Date: February 24, 2022

Record Date: December 27, 2021

Dear [full name of holder]

The Special Meeting of Stockholders is scheduled to be held on February 24, 2022 and according to our records, your vote has not been recorded.

For reasons set forth in the joint proxy statement/prospectus, which was previously distributed to stockholders, the Board of Directors of Sierra Income Corporation recommends stockholders vote FOR the Merger Proposal.

Details of the Special Meeting of Stockholders and the Merger Proposal can be found here.

Voting is easy; simply use one of the following methods to promptly provide your voting instructions:

1.	Vote live with a representative: You may cast your vote live with a proxy specialist by calling toll-free at 844-885-0180 between the hours of 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday.

2.	Online: You may cast your vote online by clicking the “Click Here To Vote” link below.

 [Voting link will be displayed here]

We urge you to vote before February 24th

Please Vote Today